                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------


                                    FORM 8-K
                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) September 30, 1998




                      B. F. SAUL REAL ESTATE INVESTMENT TRUST
--------------------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)



           Maryland                    1-7184                52-6053341
--------------------------------------------------------------------------------
(State or other jurisdiction of       (Commission       (I.R.S. Employer
incorporation or organization)        File Number)      Identification No.)



   8401 Connecticut Avenue, Chevy Chase, Maryland            20815
--------------------------------------------------------------------------------
(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code:  (301) 986-6000
                                                   -----------------------------


                                      N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 2.        ACQUISITION OR DISPOSITION OF ASSETS

        On September 30, 1998, Chevy Chase Bank, F.S.B., a federally chartered stock savings bank (the "Bank") sold its credit card portfolio and related operations to First USA Bank, N.A., a nationally charted banking association ("FUSA"), pursuant to the Purchase and Sale Agreement executed with FUSA on September 2, 1998. The B.F. Saul Real Estate Investment Trust owns 80% of the common stock of the Bank. The credit card portfolio purchased included approximately $4.9 billion in managed credit card loans and $3.1 million Visa and MasterCard credit accounts. In connection with the purchase, FUSA has leased the Bank's credit card operations center in Frederick, Maryland and will offer employment to approximately 1,300 Bank credit card employees. The Bank received cash proceeds from the sale equal to the net book value of the assets and liabilities being transferred plus a premium. The Bank will continue to offer credit card products to its customers under the Chevy Chase Bank name pursuant to an Agent Bank Agreement with FUSA.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                B. F. SAUL REAL ESTATE INVESTMENT TRUST
                                -----------------------------------------------
                                (Registrant)



Date: October 15, 1998          Stephen R. Halpin, Jr.
      -----------------         -----------------------------------------------
                                Vice President and Chief Financial Officer


Date: October 15, 1998          Ross E. Heasley
      -----------------         -----------------------------------------------
                                Vice President and Principal Accounting Officer